Exhibit 21.1

Principal Subsidiaries of Hewlett Packard Enterprise Company

The registrant’s principal subsidiaries and affiliates are included in the list below.

ARGENTINA

—Hewlett-Packard Argentina S.R.L.

AUSTRALIA

—Hewlett-Packard Australia Pty. Ltd.

—HP Enterprise Services Australia Pty Ltd

—HP Financial Services (Australia) Pty Limited

AUSTRIA

—Hewlett-Packard Gesellschaft mbH

BELGIUM

—Hewlett-Packard Belgium SPRL/BVBA

—Hewlett-Packard Coordination Center CVBA/SCRL

BERMUDA

—High Tech Services Insurance, Ltd.

BOTSWANA

—HP Botswana (Proprietary) Limited

BRAZIL

—HP Financial Services Arrendamento Mercantil S.A.

—Hewlett-Packard Brasil Ltda.

—Hewlett-Packard Serviços Ltda

BULGARIA

—Hewlett-Packard Bulgaria EOOD

CANADA

—Hewlett-Packard (Canada) Co.

—Hewlett-Packard Financial Services Canada Company

CHILE

—Hewlett-Packard Chile Comercial Limitada

—HP Financial Services (Chile) Limitada

CHINA

—China Hewlett-Packard Co., Ltd.

—Hangzhou H3C Technologies Co., Ltd

—Shanghai Hewlett-Packard Co. Ltd.

—Hewlett-Packard Leasing Limited

COLOMBIA

—Hewlett Packard Colombia Ltda.

COSTA RICA

—Hewlett-Packard Costa Rica, Limitada

CROATIA

—Hewlett-Packard d.o.o.

CYPRUS

—Hewlett-Packard Cyprus Ltd

CZECH REPUBLIC

—Hewlett-Packard s.r.o.

DENMARK

—Hewlett-Packard ApS

ECUADOR

—Hewlett-Packard Ecuador Cia Ltda.

EGYPT

—Hewlett-Packard Egypt Ltd.

FINLAND

—Hewlett-Packard (Finland) OY

FRANCE

—Hewlett-Packard France SAS

GERMANY

—HP GmbH

GHANA

—Hewlett-Packard Ghana Limited

GREECE

—Hewlett-Packard Hellas EPE

GUATEMALA

—Hewlett-Packard Guatemala, Limitada

HONG KONG

—Hewlett-Packard HK SAR Ltd.

HUNGARY

—Hewlett-Packard Magyarorsz´ag Kft.

INDIA

—Hewlett-Packard Globalsoft Private Limited

—MphasiS Limited

—Hewlett-Packard Financial Services (India) Private Limited

IRELAND

—Hewlett-Packard International Bank Public Limited Company

ISRAEL

—Hewlett-Packard (Israel) Ltd.

ITALY

— HP Enterprise Services Italia S.r.l.

— Hewlett-Packard Italiana S.r.l.

JAPAN

—Hewlett-Packard Japan, Ltd.

—HP Financial Services (Japan) K.K.

KOREA, REPUBLIC OF

—Hewlett-Packard Korea Ltd.

—HP Financial Services Company (Korea)

LATVIA

—Hewlett-Packard SIA

LITHUANIA

—UAB Hewlett-Packard

MACAU

—Hewlett-Packard Macau Limited

MALAYSIA

—Hewlett-Packard (M) Sdn. Bhd.

MEXICO

—Hewlett-Packard Mexico S. de R.L. de C.V.

—Hewlett-Packard Operations Mexico, S. de R.L. de C.V.

MOROCCO

—Hewlett-Packard SARL

—HP-CDG IT Services Morocco

MOZAMBIQUE

—Hewlett-Packard Mo¸cambique, Limitada

NETHERLANDS

—Hewlett-Packard Nederland B.V.

—Hewlett-Packard Caribe B.V.

NEW ZEALAND

—Hewlett-Packard New Zealand

NIGERIA

—Hewlett-Packard (Nigeria) Limited

NORWAY

—Hewlett-Packard Norge AS

PERU

—Hewlett-Packard Peru S.R.L.

PHILIPPINES

—Hewlett-Packard Philippines Corporation

POLAND

—Hewlett-Packard Polska Sp. z o.o.

PORTUGAL

—Hewlett-Packard Portugal Lda.

PUERTO RICO

—Hewlett-Packard Technology Center, Inc.

ROMANIA

—Hewlett-Packard (Romania) SRL

SERBIA

—Hewlett-Packard d.o.o. Beograd

SINGAPORE

—Hewlett-Packard Asia Pacific Pte. Ltd.

—Hewlett-Packard Singapore (Sales) Pte. Ltd.

SLOVAKIA

—Hewlett-Packard Slovakia s.r.o.

SOUTH AFRICA

—Hewlett-Packard South Africa (Proprietary) Limited

SPAIN

— Hewlett-Packard Servicios España S.L.

SWEDEN

—Hewlett-Packard Sverige AB

SWITZERLAND

—Hewlett-Packard International S`arl

—Hewlett-Packard (Schweiz) GmbH

TAIWAN

—Hewlett-Packard Taiwan Ltd.

TANZANIA

—Hewlett-Packard (Tanzania) Limited

THAILAND

—Hewlett-Packard (Thailand) Limited

TURKEY

—Hewlett-Packard Teknoloji ¸C¨oz¨umleri Limited ¸Sirketi

UGANDA

—Hewlett Packard Uganda Limited

UNITED ARAB EMIRATES

—Hewlett-Packard Middle East FZ-LLC

UNITED KINGDOM

—Hewlett-Packard Manufacturing Ltd

—HP Enterprise Services UK Ltd

UNITED STATES

CALIFORNIA

—Hewlett-Packard Inter-Americas

DELAWARE

—3Com International, Inc.

—3Par Inc.

—ArcSight, LLC

—EDS Global Contracts, LLC

—EDS World Corporation (Far East) LLC

—EDS World Corporation (Netherlands) LLC

—Hewlett-Packard Administrative Services LLC

—Hewlett-Packard Bermuda Enterprises, LLC

—Hewlett-Packard Financial Services Company

—Hewlett-Packard Luxembourg Enterprises, LLC

—Hewlett-Packard Software, LLC

—HP Enterprise Services, LLC

—HP Financial Services International Holdings Company

—HPFS Global Holdings I, LLC

—HPFS Global Holdings II, LLC

—MphasiS Corporation

—SafeGuard Services LLC

—TippingPoint Holdings, Inc.

—TippingPoint Technologies, Inc.

—Vertica Systems, Inc.

ILLINOIS

—Hewlett-Packard State & Local Enterprise Services, Inc.

NEVADA

—Hewlett-Packard Asia Pacific Services Corporation

—Hewlett-Packard World Services Corporation

NEW YORK

—EYP Mission Critical Facilities, Inc.

NORTH CAROLINA

—Wendover Financial Services Corporation

TEXAS

—NHIC, Corp.

VENEZUELA

—Hewlett-Packard Venezuela, S.R.L.